EXHIBIT 10.3
ATHERSYS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

This Nonqualified Stock Option Agreement (“Agreement”) is made as of ______ __, 20__ (the “Date of Grant”) by and between Athersys, Inc., a Delaware corporation (the “Company”), and _________ (“Optionee”) with respect to the grant of a nonqualified stock option by the Company to Optionee pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (the "Plan").

1.
Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to Optionee an Option Right (the “Option”) to purchase _____ Thousand, _______ Hundred and ________ (___,___) Common Shares (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement.

2.	Type of Option. The Option is intended to be a nonqualified stock option and shall not be treated as an Incentive Stock Option.

3.
Option Price. The Option Shares may be purchased pursuant to this Option at a price of ____ Dollars and _____ Cents ($_____) per Common Share, subject to adjustment as hereinafter provided (the “Option Price”).

4.
Term of Option/Agreement. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall terminate and expire automatically and without further notice ten (10) years from the Date of Grant.

5.	Right to Exercise.

(a)
Subject to Section 5(b) and (c), Section 7 and Section 10, the Option will vest and become exercisable as provided in the attached Exhibit A, for so long as Optionee remains continuously employed with the Company or any Subsidiary. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall Optionee be entitled to acquire a fraction of one Option Share pursuant to this Option. Optionee shall be entitled to the privileges of ownership, including dividends, only with respect to Option Shares purchased and delivered to Optionee upon the exercise of all or part of this Option.

(b)	Notwithstanding Section 5(a) above, the Option shall become immediately exercisable in full, if at any time prior to the termination of the Option, a Change in Control shall occur.

(c)
Notwithstanding Section 5(a) above, if the Optionee should die or become permanently disabled while in the employ of the Company or any Subsidiary, this Option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 7 below. The Optionee shall be considered to have become permanently disabled if the Optionee’s employment terminates on account of the Optionee having become “permanently and totally disabled”, as defined in Section 22(e)(3) of the Code.

6.	Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. The Option Price shall be payable (a) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (b) by actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for more than six (6) months prior to the date of exercise, (c) for exercises of Options that occur more than one (1) year following the Date of Grant, by transfer to the Company of shares or vested Options (including Options under this Agreement) for the purchase of Common Shares having a fair market value (net of the exercise price) at the time of exercise equal to the portion of the Option Price for which such transfer is made, or (d) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As soon as practicable upon the Company’s receipt of Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.
As a further condition precedent to the exercise of this Option in whole or in part, Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the Common Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7.	Termination. This Option shall terminate on the earliest of the following dates:

(a)
The date on which the Optionee ceases to be an employee of the Company or any Subsidiary, if the Optionee’s employment with the Company or a Subsidiary is terminated for Cause ("Cause" being defined as: (i) the commission of an act of fraud, embezzlement, theft or other criminal act constituting a felony; or (ii) the material breach of any provision contained in a written non-competition, confidentiality or non-disclosure agreement between the Company or any of its Subsidiaries and Optionee);

(b)
Three (3) months after the Optionee ceases to be an employee of the Company or a Subsidiary, unless the Optionee ceases to be such employee by reason of death, permanent and total disability, Retirement or termination for Cause;

(c)
One (1) year after the death of the Optionee if the Optionee dies (i) while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 5(c) herein), (ii) within the three (3) month period following a termination without Cause or (iii) within the three (3) month period following Retirement;

(d)
One (1) year after the permanent and total disability of the Optionee if the Optionee becomes permanently and totally disabled (as described in Section 5(c) above) while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 5(c) herein);

(e)	Five (5) years after the date that the Optionee shall Retire. For this purpose, “Retire” (or similar terms) shall mean that Optionee terminates Optionee’s employment by reason of

Optionee’s retirement entitling Optionee to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or its Subsidiaries in which Optionee participates (or if no such plan exists, at or after age sixty-five (65)); and

(f)	Ten (10) years from the Date of Grant.

8.
Option Nontransferable. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution. In no event will any such award granted under this Agreement be transferred for value. This Option may be exercised, during the lifetime of the Optionee, only by Optionee, or in the event of Optionee’s legal incapacity, by Optionee’s guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law or court supervision.

9.	Compliance with Law. This Option shall not be exercisable if such exercise would involve a violation of any applicable federal, state or other securities law.

10.
Adjustments. This Option and the Option Shares subject thereto, and the other terms and conditions of the grant evidenced by this Agreement, are subject to mandatory adjustment, including as provided in Section 12 of the Plan.

11.
Taxes and Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by the Grantee or another person under this Agreement, the Grantee agrees that the Company will withhold any taxes required to be withheld by the Company under federal, state, local or foreign law from the Option Shares in an amount sufficient to satisfy the minimum statutory withholding amount permissible (unless the Committee takes action subsequent to the Date of Grant requiring such withholding amount to be paid by the Grantee in cash). The Option Shares so retained shall be credited against any such withholding requirement at the market value of such Common Shares on the date of such withholding. In no event will the market value of the Common Shares to be withheld pursuant to this Section 11 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld.

12.
Continuous Employment. For purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (a) transfer of the Optionee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.

13.
No Employment Contract. This Option is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. This Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Optionee.

14.
Information. Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.

15.
Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Option hereunder.

16.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall materially adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

17.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

18.
Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

19.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

20.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

21.
Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, and any notice to Optionee shall be addressed to said Optionee at Optionee’s address on file with the Company at the time of such notice. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

[Remainder of page left blank intentionally]

Executed in the name and on behalf of the Company, at 3201 Carnegie Avenue, Cleveland, Ohio, 44115, as of the __th day of _____, 20__.

ATHERSYS, INC.

___________________________________
Name:
Title:

The undersigned Optionee hereby accepts the Option evidenced by this Nonqualified Stock Option Agreement on the terms and conditions set forth herein and in the Plan.

Dated: _____ __, 20__                ___________________________________
[Insert Name]

EXHIBIT A

Participant Name: [[FIRSTNAME]] [[LASTNAME]]
Option Shares Granted: [[SHARESGRANTED]]
Award Type: [[GRANTTYPE]]                Award Price: [[GRANTPRICE]]
Award Date: [[GRANTDATE]]            Expiration Date: [[GRANTEXPIRATIONDATE]]

VESTING SCHEDULE
[[ALLVESTSEGS]]